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                                                                  EXHIBIT 10.24

                    STOCK RECONCILIATION SETTLEMENT AGREEMENT


This Stock Reconciliation Settlement Agreement is entered into between eSat, Inc. ("ESAT") and Corporate Financial Enterprises, Ltd., ("CFE"), individually and on behalf of its clients, Monfort Investissements, Ltd., Eurorisk Management, Donna Properties, Ltd., Venture Holdings, Ltd. and Commonwealth Ventures, Ltd. ("CLIENTS").

                                    RECITALS

CFE facilitated the raising of working capital on behalf of eSat, Inc. through the sale of ESAT securities pursuant to Rule 506.

The shares were purchased by the above named clients and others through the efforts of CFE. The CLIENTS received share certificates evidencing said purchase.

A dispute has arisen as to the nature of the shares initially sold, specifically whether or not said shares were sold pursuant to Regulation `D' Rule 506 and whether or not said shares were paid for in full.

The parties hereby agree and acknowledge that 1,186,938 shares were issued for which the company indicates that there is no evidence of payment. The company indicates that there may be additional shares for which no evidence of payment has been found. All of the above name CLIENTS contend that all of the shares issued have been fully paid for, specifically Monfort Investissements, Ltd. with the payment of $750,000, which the company acknowledges was received on February 24, 1999, in exchange for 546,317 shares as evidenced by certificate #5693 issued January 14, 1999.

Execution hereon shall result in a settlement of all matters relating to the issuance of shares and shall serve as a full and complete settlement among all parties and that none of the above named parties shall have any claims against the other for any claims now and for all time, or for any additional claims for shares, for which the company alleges have not been paid.

In order to resolve for all time, all of the differences among all of the above named parties, the parties do hereby agree as follows:

                                   SETTLEMENT

1. ESAT and CFE agree that the Consulting Agreement entered into on September 17, 1998 shall be cancelled and that any and all rights of CFE to receive future fees and preferred shares pursuant to the Consulting Agreement shall be terminated. Notwithstanding the cancellation of the Consulting Agreement, it is agreed and understood that any and all fees and compensation, earned to date by CFE, have been paid by ESAT and that all warrants issued to CFE pursuant to section 5(b) of the agreement shall remain in full force and


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        effect. CFE shall have the right to exercise such warrants as per the terms of the agreement. If for any reason NASDAQ requires the preferred shares to be placed into a voting trust, then CFE agrees to comply forthwith.

2.      CFE and its CLIENTS shall pay $558,510 to ESAT.

3. All shares previously issued by ESAT shall be permitted to be transferred in accordance with Rule 144, specifically certificate #5693 in the name of Monfort Investissements, Ltd. in the amount of 546,317 shares, as referenced above, which shares are deemed to have been fully paid for.

4. CFE agrees to indemnify and hold harmless ESAT against any claims that may arise in favor of any of the above named CLIENTS against ESAT.

5. ESAT agrees to hold harmless CFE and its CLIENTS for any of the issues, which are the subject of this agreement as well as to any and all claims from third parties relating to the issuance and payment of shares, which third parties may not be parties to this transaction.

6. ESAT agrees and represents that any and all shares purchased by or through the efforts of CFE on behalf of its clients, whether or not party to this agreement, are deemed to be fully paid and non-assessable and shall be permitted to transfer in accordance with Rule 144.

If for any reason it becomes necessary to enforce any portion of this agreement through the courts, then the prevailing party will be entitled to recover reasonable attorney fees and costs.

Agreed and accepted this 28th day of March, 2000.

ESAT, INC.                                  CORPORATE FINANCIAL ENTERPRISES



By: /s/ Michael Palmer                      By: /s/ Regis Possino
   ------------------------------              ---------------------------------
   Michael Palmer                              Regis Possino


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